MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS



                                                                      EXHIBIT 16


                                  July 21, 1998







Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re:  Nutrition Management Services Company (the "Company")

Gentlemen:

         We were previously principal accountants for Nutrition Management Services Company and, under the date of September 10, 1997, we reported on the financial statements of Nutrition Management Services Company as of and for the years ended June 30, 1997 and 1996. Nutrition Management Services Company advised us by letter dated July 9, 1998 of our dismissal. We have read Nutrition Management Services Company's statements included under Item 4 of its Form 8-K and we agree with such statements, except that we are not in a position to agree or disagree with Nutrition Management Services Company's statement that the audit committee of the board of directors dismissed Moore Stephens, P.C. as independent accountants and appointed Grant Thornton LLP as the new independent accountants.


                                        Very truly yours,


                                        /s/ MOORE STEPHENS, P.C.
                                        ------------------------
                                        MOORE STEPHENS, P.C.


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